PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED (DESIGNATED BY AN ASTERISK (*)
     AND WHITE SPACE) AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
          COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
                     DATED AUGUST 4, 1998; FILE NO. 0-15609


                          LICENSE AND SUPPLY AGREEMENT

     This License and Supply Agreement ("Agreement"), effective as of the 30th day of June 1998, is by and between Japan Energy Corporation, a corporation duly organized and existing under the laws of Japan and having its principal place of business at 10-1, Toranomon 2-chome, Minato-ku, Tokyo 105-8407, Japan
(hereinafter referred to as "JE"), and Agouron Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of California, U.S.A., and having its principal place of business at 10350 North Torrey Pines Road, La Jolla, California 92037, U.S.A. (hereinafter referred to as "Agouron"). JE and Agouron are sometimes hereinafter each referred to as a Party (collectively "Parties") to this Agreement.

                          BACKGROUND

     JE possesses technical information and know-how pertaining to a certain pharmaceutical compound designated JE-2147 and its related compounds that may be useful in the treatment and prevention of Human Immunodeficiency Virus infections and other diseases.

     The Parties entered into a Confidentiality Agreement effective December 31, 1997 (the "Confidentiality Agreement") and a Material Transfer Agreement effective December 31, 1997 (the "Material Transfer Agreement"), pursuant to which Agouron has undertaken certain evaluations of JE-2147.

     JE holds patents rights pertaining to JE-2147 and its related compounds.

     Agouron desires to obtain a license from JE to enable Agouron to develop and commercialize Product (as hereinafter defined) in certain countries of the world, and JE is willing to grant such license on the terms and conditions hereinafter set forth.

     The Parties wish to cooperate under the terms of this Agreement to optimize the development and commercialization of Product.

     The Parties also wish to confirm their arrangement regarding the supply of Compound by JE to Agouron and the supply of Product by Agouron to JE (both terms as hereinafter defined).

     On June 30, 1998, the parties executed and delivered to each other, by telefax, a prior version of this Agreement. The parties now wish to supersede such prior version of this Agreement and to formally enter into this revised version of this Agreement.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants, benefits and obligations set forth herein, the Parties agree as follows:

                        ARTICLE I - DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings set out in this Article I. Except as otherwise explicitly provided, all references to Articles and Sections shall refer to the Articles and Sections of this Agreement, and all references to Attachments, Exhibits and Schedules shall refer to the Attachments, Exhibits and Schedules to this Agreement, all of which are incorporated herein by reference.

     Section 1.01 "Affiliate" means any person, organization or entity that is, directly or indirectly, controlling, controlled by, or under common control with JE or Agouron, as the case may be. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, organization or entity, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such person, organization or entity, whether through the ownership of voting securities, or by contract or court order or otherwise. The ownership of voting securities of a person, organization or entity shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such person, organization or entity. Affiliate shall also mean a limited partnership in which a subsidiary of Agouron and/or JE is a general partner.

      Section 1.02      "Combination Product" means *



     Section 1.03 "Compound" means the chemical compound known by the JE code name JE-2147 ("JE-2147"), whose chemical structure is as follows:
                                                         *

                          (chemical structure)




The definition of Compound also means:  (i) *



     Section 1.04 "Compound Supply Plan" means the supply plan under which JE will provide Compound to Agouron in accordance with the provisions of Section 4.04.

     Section 1.05      "Control," "Controlled" or "Controlling" means *

     Section 1.06      "Development Program" means *














      Section 1.07      "Development Program Patent Rights" means *


















        Section 1.08      "Development Program Technology" means *

     Section 1.09 "Dossier" means the document that is filed with and approved by a government or health authority for purposes of Registration, for example, a Marketing Authorization Application.

     Section 1.10   "Effective Date" means June 30, 1998.

     Section 1.11 "EMEA" means the European Agency for the Evaluation of Medicinal Products.

     Section 1.12   "FDA" means the United States Food and Drug Administration.

     Section 1.13   "Field" means *


     Section 1.14 "Initial Commercial Sale" means the first commercial sale of a Product *



     Section  1.15 "JE  Territory"  means Japan,  Taiwan,  South Korea and North
Korea.

     Section 1.16 "JE Patent Rights" means: *






     Section 1.17 "JE Technology" means *








     Section 1.18 "Licensed Territory" means all countries of the world, except for Japan, Taiwan, South Korea and North Korea.

     Section 1.19 "MAA" means Marketing Authorization Application.

     Section 1.20 "Major Market European Country" means the United Kingdom, France, Germany, Spain or Italy.

     Section 1.21 "Net Sales" means the gross amount invoiced for Product by Agouron, its Affiliates and sublicensees to non-Affiliated third parties, other than separately itemized transportation costs, and sales taxes and other taxes that are directly linked to and included in the gross amount invoiced, as computed on a product-by-product basis for the countries concerned, less: *







     Section 1.22 "New Drug Application" or "NDA" means a new drug application, product license application or comparable regulatory submission to the FDA, the EMEA or an equivalent agency of a country in the Territory for permission to commence commercial sale of a Product.

     Section 1.23 "Patent Rights" means, collectively, *


     Section 1.24     "Product" means any *



     Section 1.25 "Registration" means the official approval by the government or health authority in a country (or supra-national organization, such as the European Agency for the Evaluation of Medicinal Products) that is required for a Product to be offered for sale in such country, including such authorizations as may be required for the production, importation, pricing, reimbursement and sale of such Product, and for subsequent regulatory filings for line extensions and/or additional indications of such Product.

     Section 1.26 "Territory" means *

     Section 1.27 "Trade Dress" means any materials directly supporting the commercialization of a Product, including, but not limited to, packaging, package inserts, advertising or selling aids, brochures, mailings and/or other marketing or packaging materials.

     Section 1.28 "Trademark(s)" means any trademark selected and owned by a Party and registered (or applied for) by such Party, its Affiliate(s) and sublicensee(s) in the Territory for use in connection with the marketing of Products. The definition of Trademark(s) shall not refer to trade names or designs such as logos used by a Party to designate the name of such Party.

     Section 1.29 "United States" or "U.S." means the United States of America, its territories, possessions and protectorates (including Puerto Rico), and the District of Columbia.

     Section 1.30 "Valid Claim" means a *




                        ARTICLE II - COMMERCIAL RIGHTS

     Section 2.01 License Grants. To implement the development and commercialization of Compound and/or Products, the Parties, subject to the other applicable provisions of this Agreement, grant and accept the license rights provided below in this Article II.

     (a) Subject to the provisions of Section 2.01(c), and Article V, JE grants Agouron the exclusive right, even as to JE (with right of sublicense), to use, offer for sale, sell and/or import in or into the Licensed Territory, Compound and Products under applicable JE Patent Rights and Development Program Patent Rights, and using applicable JE Technology and Development Program Technology.

     (b) *















     (c) *

     (d) *





     (e) Agouron grants JE *




     (f) Agouron grants JE *









     (g) Agouron grants JE *

     (h) Subject to the provisions of Section 4.04, Agouron shall have *




     Subject to the provisions of Section 4.04, JE shall have a *











     (i) *












     (j) *








     (k) *

     (l) Agouron agrees to use reasonable efforts to not sell Product in the Licensed Territory to persons who it knows, or has reason to know, will resell and/or transfer such Product outside of the Licensed Territory.

     Section 2.02 Discontinuance of the Development Program

     (a) Agouron  shall,  in a timely manner,  use  reasonable  diligence in the development and Registration of a Product in the Field in the Licensed Territory. Reasonable diligence means a commercially reasonable standard of effort based on the commercial potential for such Product in the Licensed Territory. Development efforts undertaken by Agouron's Affiliates and sublicensees shall be attributed to Agouron. *













     (b) *

     Section 2.03 Diligent Efforts to Market *


















           ARTICLE III - SHARING AND PROTECTION OF INTELLECTUAL PROPERTY

     Section 3.01 Patents.

     (a) *

     (b) *








     (c) *










     (d) *











     (e) *

     (f) *





     (g) *













     (h) *


















     (i) *

     (j) *









     (k) *






















     (l) *



     Section 3.02 Infringement of Patents of Third Parties. Each Party, its Affiliates and sublicensees, and their respective employees and agents shall use diligent efforts to avoid known infringement of patents of any third party *



































          Section 3.03 Trademarks. *

          Section 3.04 Information Exchange. *











          Section 3.05 Confidentiality. Except as otherwise expressly specified in this Agreement and except for the proper exercise of any license rights granted or rights reserved under this Agreement, JE and Agouron shall each keep in confidence and shall each use its best efforts to cause its respective Affiliates, employees, directors, agents, consultants, clinical research associates, outside contractors, clinical investigators and sublicensees to whom it is permitted to disclose information pursuant to the terms of this Agreement to retain in confidence all confidential and proprietary information of the other Party, including the *



          Without limiting the foregoing, JE and Agouron shall each exercise the same degree of diligence and care with respect to the above-described information as it exercises with respect to its other proprietary information. Each Party represents to the other Party that it maintains policies and procedures designed to prevent the unauthorized disclosure of its proprietary data and information. *

          The preceding obligations of confidentiality shall be waived as to information that the Party claiming waiver can demonstrate, based on written records: (i) was in the public domain at the time of disclosure hereunder; (ii) comes into the public domain through no fault of the Party claiming waiver; (iii) was known to the Party claiming waiver prior to its disclosure under this Agreement, unless such information was obtained from the other Party on a confidential basis; (iv) is disclosed on a non-confidential basis to the Party claiming waiver by a third party having a lawful right to make such disclosure on a non-confidential basis; (v) is published with the prior mutual agreement of the Parties, after having given consideration to appropriate commercial factors; (vi) comes into the public domain through governmental publication of a patent application; or
     (vii) is required to be disclosed to file a patent or other regulatory application or to comply with applicable laws and regulations. *



          The Parties acknowledge and agree that the Parties' rights and obligations under the Confidentiality Agreement and the Material Transfer Agreement between the Parties which were both originally entered into on December 22, 1997 are hereby superseded by the provisions of this Section 3.05.

          Section 3.06 Publication. JE and Agouron each acknowledges the interests of the other Party in publishing certain of the results of its development and Registration of a Product to obtain recognition within the scientific community and to advance the state of scientific knowledge. The Parties also recognize their mutual interests in obtaining valid patent protection for their drug products. Consequently, a Party, its employees or consultants wishing to make a publication shall *

              ARTICLE IV - DEVELOPMENT AND COMMERCIALIZATION STRUCTURE

          Section 4.01 Coordination. Coordination of the Parties' development and commercialization efforts for Compound and Products in the Licensed Territory shall be carried out as specified in Sections 4.02 and 4.03.

          Section 4.02 Development and Registration; Responsibility for Development Costs. JE and Agouron acknowledge their mutual intention to cooperate in a commercially reasonable manner in the timely development of Compound and Products in the Territory. The Parties further acknowledge their mutual willingness to discuss ad hoc agreements to establish appropriate mechanisms for such cooperation. Recognizing the importance of timely initiation of development activities, however, JE and Agouron agree to the following basic approach to development of Compound and Products in the Licensed Territory, and to the conduct and funding of their respective development activities.

         (a)      *








          (b) The Parties acknowledge that it will be necessary to amend and update the Development Program as additional information becomes available concerning the prerequisites necessary for Registration of Product in the Licensed Territory. *

          (c) As soon as possible after the execution of this Agreement, the Parties shall promptly reach agreement on the basic terms under which JE will manufacture and supply Compound to Agouron, its Affiliates and sublicensees *



          (d) Agouron shall be responsible *







          (e) Agouron,* , shall be responsible for submission of Dossiers for a Product to the regulatory authorities in the Licensed Territory in pursuit of approvals to sell such Product and *


          All Dossiers for Product in the Licensed Territory shall be owned by and be in the name of Agouron.

         (f)      JE shall cooperate with Agouron to *




         (g)      JE will be responsible for *



         (h)      JE shall be responsible *



          (i) To the extent required to support Registrations of a Product (such as for Investigational New Drug Applications and New Drug Applications), Agouron shall have

*





          (j) Each Party agrees to use its diligent efforts in responding in a timely manner, *






          (k) Agouron shall keep JE informed of its progress in the development and Registration of Products. This information exchange shall include, *




















          (l) JE and Agouron shall each use qualified persons in the development activities of the Development Program.

          (m) All work in connection with the development of Compound or Products, to the extent required by applicable laws or regulations, shall be conducted in accordance with Good Laboratory Practices, Good
     Manufacturing Practices and Good Clinical Practices, as such rules of practice are amended from time to time. Each Party in the conduct of its activities shall comply with all applicable laws, rules and regulations of
     each  jurisdiction   within  the  Territory
     that are applicable to the development, testing, manufacture, labeling, packaging, storage, marketing, distribution, sale, promotion and import or export of Product.distribution, sale, promotion and import or export of Product.


          (n) *



          Section 4.03 Marketing. * JE and Agouron agree to the following basic approach to the marketing of Products in the Licensed Territory, and to the conduct of their marketing activities in their respective marketing territories.

         (a)      Agouron shall be responsible for *






         (b)      *




          (c) Agouron shall keep JE informed of Agouron's current and planned marketing activities in the Licensed Territory. *

          JE shall keep Agouron informed of JE's marketing activities in the JE Territory. *











          (d) Unless prohibited by law or regulation, the labeling for a Product in the countries in the Licensed Territory shall *

         (e)      *





          (f) Agouron and JE shall each use qualified persons in its marketing activities for a Product in its respective marketing territories.

          (g) Agouron shall be responsible for responding, in a timely manner, *















          (h) Each Party, its Affiliates and sublicensees, agrees throughout the duration of this Agreement to notify the other Party immediately in English of *

          (i) Each Party further agrees to immediately notify the other Party of any information *





          The information to be provided hereunder shall be provided in English.

          (j) Without limiting the foregoing, it is also understood that each Party may notify its Affiliates or sublicensees of *

          Section 4.04 Supply of Compound. It is anticipated that timely development of Compound and/or a Product will require the manufacture of significant amounts of the Compound, and that successful worldwide commercialization of a Product will require annual production of large quantities of the Compound.

          (a) In accordance with the provisions of Section 4.04, Agouron shall purchase from JE, and JE shall timely deliver Compound for use in the development and Registration activities for Compound and/or Product, including using Compound to make Product to be used in clinical studies and trials and for special license sales. *

          (b) In accordance with the provisions of Section 4.04, Agouron shall purchase from JE, and JE shall timely deliver Compound for use in making the finished dosage form(s) of Product to be sold in the Licensed Territory, *


          (c) JE shall maintain books of account and complete and accurate records of all of its FBMCC of procuring and/or producing such Compound *












          (d) *

          (e) *


          (i)


          (ii)





          (iii)

          (iv) Sale and delivery of Compound will be subject to an agreed-upon form of purchase order being issuedby Agouron and accepted by JE. *






          (v) *








          (vi) *











          (vii) *



          (f) *

               (i) *



               (ii) *

          (g) *















          Section 4.05 Supply of Product. The details for manufacturing Product will be determined after the execution of this Agreement, according to the following conditions:

          (a) Agouron shall be responsible for manufacturing Product.

          (b) *










          (c) *

          (d) *






















          (e) *

                 (i)      *






                  (ii)     *

                  (iii)    *





                  (iv)     *










                  (v)      *




         (f)      *




         (g)      *

       (h)      *













                     ARTICLE V - ADVANCE PAYMENTS AND ROYALTIES

         Section 5.01      Advanced Payments and Royalties.

          (a) Subject to the terms and conditions of this Agreement and in consideration for the rights granted to Agouron under this Agreement, Agouron shall make the following one-time-only payments to JE:


                                                                                 PAYMENT
                          MILESTONE EVENT                                     (U.S. Dollars)

 (i)  Within thirty (30)days of execution of this Agreement                   $6,000,000

 (ii) *                                                                        *

 (iii)*                                                                        *

 (iv) *                                                                        *


 (v)  *                                                                        *

 (vi) *                                                                        *

      TOTAL PAYMENTS:                                                         $26,000,000
         *    *


*











         (b)      *





          (c) The Parties agree that the calculation of the amount of royalties due shall be subject to and in accordance with the following provisions:

                  (i)      *




                  (ii)     *










                  (iii)    *

                  (iv)     *





                  (v)      *









                  (vi)     *











                  (vii)    *









                  (viii)   *

         Section 5.02      General Licensing Terms.

         (a)      *








          (b) The Parties agree that the accounting and payment of royalties shall comply with the following terms and conditions:

                  (i)      *




                  (ii)     *

                  (iii)    *











          (iv) Agouron shall maintain and cause its Affiliates and sublicensees to maintain books of account and complete and accurate records pertaining to the sale or other disposition of Products and of the royalties and other amounts payable under this Agreement in sufficient detail to *

         (c)      *





         (d)      *



         Section 5.03      Foreign Currency.

          (a) Net Sales and any milestone and royalty amounts shall be stated in United States dollars. Remittal of milestone payments and royalties shall be made in United States dollars. *






         (b)      *


















                         ARTICLE VI - TERM AND TERMINATION

         Section 6.01      Termination for Breach  *

         Section 6.02      Termination by Agouron.

         (a)      *

















         (b)      *

         (c)      *



          Section 6.03 Termination by Mutual Agreement. The Parties may at any time terminate this Agreement, in part or in its entirety, by mutual written agreement.

          Section 6.04 Termination Upon Bankruptcy.. In the event that a Party is subject to any proceeding under the bankruptcy laws, including appointment of a receiver, trustee, liquidator or other custodian of its business or substantially all of its assets, and such proceeding, if involuntary, is not dismissed or discharged within one hundred fifty (150) days after such proceeding is instituted, or upon the liquidation, dissolution, or winding up of its business, then this Agreement, at the election of the other Party, shall be terminated in its entirety for cause upon a notice in writing of at least fifteen (15) days from the Party who is not bankrupt or insolvent.

          Section 6.05 Disposition of Inventory In the event of the cancellation or termination of any license rights with respect to a Product, the inventory of such Product may be sold for up to * after date of cancellation or termination, provided the required payments, if any, are paid thereon.

         Section 6.06      Effect of Termination.  *










                    ARTICLE VII - WARRANTIES AND COVENANTS;
                   INDEMNITIES; INSURANCE; DISPUTE RESOLUTION

         Section 7.01      Warranties and Covenants.

          (a) Each Party represents and warrants to the other Party that it has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth herein, including the attachments hereto.

          (b) JE acknowledges and represents that the patents and patent applications listed in Schedule 2 are the only patents and patent applications included within the JE Patent Rights that are jointly owned by JE and a third party, and that such patents and patent applications are only subject to the conditions and restrictions noted on Schedule 2 and, except as otherwise noted on Schedule 2, that the license of such JE Patent Rights to Agouron under the terms of this Agreement do not require the consent of such joint owner. *

          (c) JE represents and warrants that, as of the date this Agreement is executed, it was not aware of the existence of any patent applications or patents owned and Controlled by a third party covering Compound that might materially prevent the Parties from commercializing Compound in the Licensed Territory, except for the patent application listed in Schedule 7.01(c).

          (d) JE represents and warrants that: (i) it has the right to grant the licenses set forth in Article II; and (ii) there are no suits, claims or proceedings pending in any court or by or before any governmental body or agency with respect to the JE Patent Rights or JE Technology that would materially interfere with the ability of Agouron to fully exercise the licenses granted to it under this Agreement, including the exclusive license rights under Section 2.01(a). Agouron represents that, to the best of its knowledge, it does not have any know-how, trade secret, experimental data, formula, expert opinion, experimental procedure or other confidential and/or proprietary information specifically concerning the Compound, intermediates thereof, or a Product that was developed or acquired by or on behalf of Agouron before the Effective Date of this Agreement that is necessary for either: (i) the formulation (including sustained-release formulations), manufacture, use and/or application of Product; or (ii) obtaining Registration of Product, including, but not limited to, information and data arising out of pre-clinical and clinical trials involving Product and all NDA applications for Product, and which is under the Control of Agouron.

          (e) Each Party covenants that it shall not commit any act or fail to take any action that, in any significant way, would be in conflict with its material obligations under this Agreement and the attachments hereto.

          (f) Each Party promises to comply in all material respects with the terms of the licenses granted to it under this Agreement, and with all federal, state, local and foreign laws, rules and regulations applicable to the development, manufacture, distribution, import and export, and sale of pharmaceutical products pursuant to this Agreement.

          (g) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH OF THE PARTIES MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER INCLUDED WITHIN THE CLAIMS OF THE PATENT RIGHTS, INCLUDING THE COMPOUND. THE PARTIES UNDERSTAND AND AGREE THAT DEVELOPMENT AND COMMERCIALIZATION OF COMPOUND AND/OR PRODUCTS WILL INVOLVE APPROVAL BY REGULATORY AUTHORITIES, AND THAT NO PARTY IS GUARANTEEING THE SAFETY OR EFFICACY OF COMPOUND AND/OR PRODUCTS,

    OR THAT  COMPOUND  AND/OR  PRODUCTS  WILL  RECEIVE THE  REQUIRED APPROVALS.


         Section 7.02      Indemnities; Insurance.


          (a) Agouron shall indemnify and hold harmless JE and its Affiliates, employees, and agents (a "JE Indemnified Party") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) which the JE Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with any product liability or other claims (other than claims for patent infringement) arising from the use by any person of any Product, to the extent such product liability or other claim results from the negligent, reckless or intentional misconduct of Agouron, its Affiliates or sublicensees, or their respective employees and agents, or on account of Agouron's failure to fulfill its obligations or undertakings under this Agreement; provided, however, that in no event shall Agouron be liable to a JE Indemnified Party for any indirect, incidental, special or consequential damages, including loss of revenues or profits from sales of Products.

          (b) JE shall indemnify and hold harmless Agouron and its Affiliates, employees, and agents (an "Agouron Indemnified Party") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) that the Agouron Indemnified Party may incur, suffer or be required to pay, resulting from or arising in connection with any product liability or other claims (other than claims for patent infringement) arising from the use by any person of any Product, to the extent such product liability or other claim results from the negligent, reckless or intentional misconduct of JE, its Affiliates or sublicensees, or their respective employees and agents, or on account of JE's failure to fulfill its obligations or undertakings under this Agreement; provided, however, that in no event shall JE be liable to an Agouron Indemnified Party for any indirect, incidental, special or consequential damages, including loss of revenues or profits from sales of Products.

          (c) To the extent that a product liability or other claim (other than a claim for patent infringement) results from the negligent, reckless or intentional misconduct of more than one Party, their Affiliates, sublicensees, or their respective employees and agents, the Parties agree to share in an equitable manner such liabilities, losses, damages, costs, or expenses in proportion to the relative fault of each of the Parties, their Affiliates, sublicensees, or their respective employees and agents.

          (d) Unless the Parties agree otherwise, all other liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) under this Section 7.02 relating to or involving a Product in a country, except as provided by the terms of Sections 7.02(a), (b) and
     (c), shall be the responsibility of the Party marketing such Product in such country. The Party marketing a Product in a country shall indemnify the non-marketing Party in such country from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) which such non-marketing Party may incur, suffer or be required to pay resulting from or arising in connection with any product liability or other claims (other than claims for patent infringement) arising from the use by any person of such Product in such country. Section 3.02 sets forth the Parties' liability obligations arising from claims for patent infringement.


          (e) The aforesaid obligations of the indemnifying Party shall be subject to the indemnified Party fulfilling the following obligations:

          (i) The indemnified Party shall fully cooperate with the indemnifying Party in the defense of any claims, actions, etc., which defense shall be controlled by the indemnifying Party.

          (ii) The indemnified Party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying Party, which consent such Party shall not be required to give.

          (iii) The indemnified Party shall notify the indemnifying Party promptly after receipt of a notice of the commencement of any litigation or threat thereof that may reasonably lead to a claim for indemnification.

          (f) The Parties agree to maintain appropriate amounts of product liability insurance coverage and to have the other Party included as an additional insured on such policies.

          Section 7.03 Dispute Resolution. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or any term or condition hereof, or the performance by a Party of its obligations hereunder, the Parties shall try to settle their differences amicably between themselves. If the representatives of the Parties are unable to reach agreement on any such issue, the issue shall be submitted for consideration, in the case of Agouron, to a designee of its Chief Executive Officer and, in the case of JE, to a designee of its Managing Director of Pharmaceuticals and Biobusiness Division. If such designees are unable to agree, then the issue shall be resolved, in the case of Agouron, by its Chief Executive Officer and, in the case of JE, by its Managing Director of Pharmaceuticals and Biobusiness Division. Any unresolved issues arising between the Parties relating to, arising out of, or in any way connected with this Agreement or any term or condition hereof, or the performance by a Party of its obligations hereunder, whether before or after termination of this Agreement, except as otherwise provided in this Agreement, shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. If JE is the Party initiating the arbitration, the arbitration shall be held in San Diego, California, according to the rules of the American Arbitration Association ("AAA"). If Agouron is the Party initiating the arbitration, the arbitration shall be held in Tokyo, Japan, according to the rules of the Japan Commercial Arbitration Association
     "JCAA"). The arbitration shall be conducted by a single arbitrator mutually chosen by the Parties. If the Parties cannot agree upon a single arbitrator within fifteen (15) days after the institution of the arbitration proceeding, then the arbitration shall be conducted by a panel of three arbitrators appointed in accordance with applicable AAA or JCAA rules; provided, however, that each Party shall, within thirty (30) days after the institution of the arbitration proceedings, appoint one arbitrator with the third arbitrator being chosen by the other two arbitrators. If only one Party appoints an arbitrator, then such arbitrator shall be entitled to act as the sole arbitrator to resolve the controversy. Any arbitration hereunder shall be conducted in the English language, to the maximum extent possible. All arbitrator(s) eligible to conduct the arbitration must agree to render their opinion(s) within thirty (30) days of the final arbitration hearing. The arbitrator(s) shall have the authority to grant injunctive relief and specific performance and to allocate between the Parties the costs of arbitration in such equitable manner as he/she determines; provided, however, that each Party shall bear its own costs and attorneys' and witness' fees. Notwithstanding the terms of this Section 7.03, a Party shall also have the right to obtain, prior to the arbitrator(s) rendering the arbitration decision, provisional remedies, including injunctive relief or specific performance, from a court having jurisdiction thereof. The arbitrator(s) shall, upon the request of either Party, issue a written opinion of the findings of fact and conclusions of law and shall deliver a copy to each of the Parties. Decisions of the arbitrator(s) shall be final and binding on all of the Parties. Judgment on the award so rendered may be entered in any court having jurisdiction thereof.

                        ARTICLE VIII - DISCLOSURE OF AGREEMENT

               Section 8.01 Disclosure of Agreement Except as agreed to by the Parties, and as required for the performance of its obligations hereunder, neither JE nor Agouron shall release any information to any third party with respect to any of the terms of this Agreement without the prior written consent of the other Party, which consent shall not unreasonably be withheld. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials and discussions with the media. The Parties shall jointly prepare and release a public announcement regarding the existence of this Agreement. If a Party determines that it is required by law, including securities laws and regulations pertaining to publicly traded companies, to release information to any third party regarding the terms of this Agreement, it shall notify the other Party of this fact prior to releasing the information. The notice to the other Party shall include the text of the information proposed for release. The other Party shall have the right to confer with the notifying Party regarding the necessity for the disclosure and the text of the information proposed for release, but the notifying Party shall have the discretion to release the information as it deems necessary to fulfill its requirements under law. Notwithstanding the preceding, JE and Agouron shall each have the right to disclose the terms of this Agreement to persons it proposes to enter into business relationships with, if such persons are subject to confidentiality and use obligations equivalent to those applicable to the disclosing Party hereunder.

                       ARTICLE IX - GENERAL PROVISIONS

               Section 9.01 No Implied Licenses Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force and effect. No license rights shall be created by implication or estoppel.

               Section 9.02 No Waiver Any failure by a Party to enforce any right which it may have hereunder in any instance shall not be deemed to waive any right which it or the other Party may have in any other instance with respect to any provision of this Agreement, including the provision which such Party has failed to enforce.

               Section 9.03 Severability; Government Acts. In the event that any provision of this Agreement is judicially, or by a competent authority, determined to be unenforceable, in part or in whole, with regard to any or all of the countries in the Territory, the remaining provisions or portions of this Agreement shall be valid and binding to the fullest extent possible, and the Parties shall endeavor to negotiate additional terms, as feasible, in a timely manner so as to fully effectuate the original intent of the Parties, to the extent possible, in the applicable countries. In the event that any act, regulation, directive, or law of a country, including its departments, agencies or courts should make impossible or prohibit, restrain, modify or limit any material act or obligation of a Party under this Agreement, and if any Party to this Agreement is materially adversely affected thereby, the Parties shall attempt in good faith to negotiate a lawful and enforceable modification to this Agreement that substantially eliminates the material adverse effect; provided that, failing any agreement in that regard, the Party who is materially adversely affected shall have the right, at its option, to suspend or terminate this Agreement as to such country.

               Section 9.04 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

               Section 9.05 Notification and Governmental Approvals. After execution of this Agreement, to the extent required by law, Agouron, after consultation with JE, shall notify the appropriate authorities in the Licensed Territory about the terms of this Agreement; JE, after consultation with Agouron, shall notify the appropriate authorities in the JE Territory about the terms of this Agreement. JE and Agouron shall obtain any government approval(s) required to enable this Agreement to become effective, or to enable any payment hereunder to be made, or any other obligation hereunder to be observed or performed. Third-party costs and expenses incurred in notifying governmental authorities or obtaining governmental approval shall be shared equally between the Parties. Each Party shall keep the other Party informed of its progress in notifying such governmental authorities and obtaining such government approval, and shall cooperate with the other Party in any such efforts.

               Section 9.06 U.S. Export Controls The Parties agree to comply with the United States laws and regulations governing exports and re-exports of the Compound, intermediates thereof, Products, Development Program Technology, JE Technology or any other technology or software developed or disclosed as a result of this Agreement. The Parties acknowledge that any performance under this Agreement is subject to any restrictions which may be imposed by the United States laws and regulations governing exports and re-exports. Each Party agrees to provide the other Party with any reasonable assistance, including written assurances which may be required by a competent governmental authority and by applicable laws and regulations as a precondition for any disclosure of technology or software by the other Party under the terms of this  Agreement.  The  obligations  of this Section  9.06  shall
          survive   termination   or  expiration  of  this Agreement.

               Section 9.07 No Agency. JE and Agouron shall have the status of independent contractors under this Agreement and, except as otherwise explicitly provided in this Agreement, nothing in this Agreement shall be construed as an authorization of a Party to act as an agent of the other Party.

               Section 9.08 Captions; Number; Official Language. The captions of the articles and sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to such captions. Where applicable in this Agreement, the singular includes the plural and vice versa. To the extent appropriate, the meaning of terms whose first letters are capitalized, but which are variations of terms that are defined elsewhere in this Agreement, shall each have the same meaning as the defined term. English shall be the official language of this Agreement and any license agreement provided for hereunder, and all communications between the Parties hereto shall be conducted in that language.

               Section 9.09 Force Majeure. A Party shall not be responsible to the other Party for any failure, delay or interruption in the performance of any of its obligations under this Agreement if such failure, delay or interruption is caused by any act of God, earthquake, fire, casualty, flood, war, epidemic, riot, insurrection, or any act, exercise, assertion or requirement of a governmental authority, or other cause beyond the reasonable control of the Party affected if the Party affected shall have used its best efforts to avoid such occurrence. If a Party believes that the performance of any of its obligations under this Agreement shall be delayed or interrupted as a result of any of the reasons stated in this Section 9.09, and provided such Party is able to do so, such Party shall promptly notify the other Party of such delay or interruption and the cause therefor, and shall provide such other Party with its estimate of when the performance of its obligations shall recommence. When the Party affected is able to recommence the performance of obligations delayed or interrupted as a result of any of the reasons stated in this Section 9.09, it shall so notify the other Party and, except as otherwise provided in this Agreement, it shall promptly resume the performance of such obligations.

               Section 9.10 Amendment. This Agreement, including the Attachments, Exhibits and Schedules, constitutes the full agreement of the Parties with respect to the subject matter of this Agreement, and incorporates any prior discussions between them with respect to such subject matter. This Agreement supersedes the rights and obligations of JE and Agouron under the Confidential Disclosure Agreement and the Material Transfer Agreement between the Parties which were both originally entered into on December 22, 1997. This Agreement, including the attachments hereto, shall not be amended, supplemented or otherwise modified, except by an instrument in writing signed by duly authorized officers of the Parties.

               Section 9.11 Applicable Law. This Agreement shall be construed and the rights of the Parties shall be determined in accordance with the laws of Japan; provided, however, that with regard to issues concerning the validity and construction of patents, trademarks and other intellectual property, the rights of the Parties shall be determined in accordance with the laws of the country under which such intellectual property rights were granted.under which such intellectual property rights were granted.

               Section 9.12 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given in person, delivered by recognized overnight delivery service, sent by mail (certified or registered, or air mail for addresses outside of the continental U.S.), or by telefax (or other similar means of electronic communication), whose receipt is confirmed by confirming telefax, and addressed, in the case of JE, to its Managing Director of Pharmaceuticals and Biobusiness Division and, in the case of Agouron, to the Senior Vice President, Commercial Affairs (with a copy to the Legal Department), at the addresses shown at the beginning of this Agreement, or such other person and/or address as may have been furnished in writing to the notifying Party in accordance with the provisions of this Section 9.12. Except as otherwise provided herein, any notice shall be deemed delivered upon the earliest of: (i) actual receipt; (ii) four (4) business days after delivery to such recognized overnight delivery service; (iii) eight (8) business days after deposit in the mail; or (iv) the date of receipt of the confirming telefax.

               Section 9.13 Assignment. This Agreement shall be assignable by a Party to its Affiliates; if this Agreement is assigned by a Party to an Affiliate, the Party shall still be responsible for all of its obligations as specified in this Agreement. This Agreement shall only be assignable by a Party to a non-Affiliated third party with the prior written consent of the other Party, which consent may be withheld at the sole discretion of such other Party. Any such assignment without the prior written consent of the other Party shall be void. Notwithstanding the preceding, in the event of: (i) a sale or transfer of all or substantially all of a Party's assets; or (ii) the merger or consolidation of a Party with another company, this Agreement shall be assignable to the transferee or successor company.

               Section 9.14 Succession. This Agreement shall be binding upon all
          successors   in   interest,   assigns,   trustees   and  other   legal
          representatives of the Parties.

               IN WITNESS WHEREOF, the Parties hereto have executed this Agreement at a formal signing ceremony on July 28, 1998, in duplicate originals, by their respective officers thereunto duly authorized.

JAPAN ENERGY CORPORATION             AGOURON PHARMACEUTICALS, INC.


By:      /s/  Akihiko Nimoyama       By:      /s/ Peter Johnson
Name:    Akihiko Nimoyama            Name:    Peter Johnson
Title:   Representative Director and Title:   Chief Executive Officer
         President                            and President

By:      /s/ Ken Irino               By:      /s/ Gary Friedman
Name:    Ken Irino                   Name:    Gary E. Friedman, Esq.
Title:   Senior Management Director  Title:   Corporate V.P. and General Counsel




WITNESSED BY:

By:      /s/ Toshinobu Miyake                  By:      /s/ R. Kent Snyder
Name:    Toshinobu Miyake                      Name:    R. Kent Snyder
Title:   Assoc. Dir., General Mgr. of          Title:   Senior Vice President
         Coordination                                   Business Development
         Pharmaceuticals & Biobusines
         Division

                                      S1-1
                                   SCHEDULE 1

                       JE PATENTS AND PATENT APPLICATIONS


                                       *

                                      S1-1

                                      S2-1
                                   SCHEDULE 2

                                        *

                                      S2-1

                                        *



                                SCHEDULE 7.01(c)

                                        *


                                   S7.01(c)-1

                                        *

                                    EXHIBIT 1

                               DEVELOPMENT PROGRAM


                                *


                                      E1-1

                                  ATTACHMENT 1

                                TRADEMARK LICENSE


                                        *

                                      A1-1